UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2006

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32829	20-2786071
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)
11 Wall Street, New York, NY (Address of Principal Executive Offices)		10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2006, the board of directors of NYSE Group, Inc. (the “NYSE Group”) approved the grant of restricted stock units (“RSUs”) under the NYSE Group, Inc. 2006 Stock Incentive Plan (the “2006 Stock Plan”) (filed as exhibit 99.1 to the NYSE Group registration statement on Form S-8 filed on March 8, 2006) to non-employee directors of the NYSE Group subject to the terms of the 2006 Stock Plan. The form of restricted stock unit agreement (the “Agreement”) is attached hereto as exhibit 10.1 and incorporated herein by reference.

The grant of RSUs is effective as of June 1, 2006. The RSUs are fully vested on the date of grant and shall be distributed upon a director’s termination of directorship, other than a termination for cause. In the event of a termination for cause, all RSUs shall be forfeited. The director shall have no rights as a shareholder with respect to any shares covered by the RSU unless and until he or she has become holder of the underlying shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares except as set forth in the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report.

10.1	Form of Restricted Stock Unit Agreement pursuant to the NYSE Group, Inc. 2006 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Group, Inc.

By:	/s/ Richard P. Bernard
Richard P. Bernard
Executive Vice President and General Counsel

Dated: June 7, 2006

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EXHIBIT INDEX
Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement pursuant to the NYSE Group, Inc. 2006 Stock Incentive Plan.